EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-78296, 33-84554, and 33-11765) of Hydron
Technologies, Inc. and the related prospectuses of our audit report dated April 14,2006 with respect to the consolidated balance sheet at December 31, 2005 and consolidated statements of operations, changes in shareholder' equity and cash flows of Hydron Technologies, Inc. for the years ended December 31, 2005 and 2004 in the Form 10-KSB.


/s/ DASZKAL BOLTON LLP

Boca Raton, Florida
April 17, 2006